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                                                                    EXHIBIT 23.1



                            CONSENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS



North American Technologies
 Group, Inc.
Houston, Texas


We hereby consent to the incorporation by reference in Registration Statement No. 333-26347 on Form S-3 and Registration Statement No. 333-01141 and 333-16549 on Form S-8 of our report dated January 22, 1999, except for Note 18, which is as of March 31, 1999, relating to the consolidated financial statements of North American Technologies Group, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1998. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.



                                               /s/ BDO Seidman, LLP
                                               --------------------
                                               BDO Seidman, LLP


Houston, Texas
March 31, 1999